Exhibit 1.1

OPEN MARKET SALE AGREEMENTSM

May 30, 2019

JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Athersys, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through Jefferies LLC, as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), having an aggregate offering price of $50.0 million on the terms set forth in this agreement (this “Agreement”).

Section 1. DEFINITIONS

(a)    Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earlier to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less

SM	“Open Market Sale Agreement” is a service mark of Jefferies LLC than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its Chief Executive Officer, President or principal financial officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the least of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), and (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the Nasdaq Capital Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means three percent (3.0%) of the gross proceeds of Shares sold pursuant to this Agreement, as agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” shall mean the Company’s Common Shares issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date with respect to which the Company is required to deliver a certificate pursuant to Section 4(o) and (5) as of each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)    Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-216626) that contains a base prospectus. Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include, without limitation, all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date. The Company’s obligations under this Agreement to furnish, provide or deliver or make available (and all other references of like import) copies of any report or statement shall be deemed satisfied if the same is filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

At the time the Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K, the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b)    Compliance with Registration Requirements. The Original Registration Statement and any registration statement filed under Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) have been declared or have become effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus, when filed, complied in all material respects with the Securities Act and, if filed with the Commission through EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)    Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)    Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, and in any Free Writing Prospectus or amendment or supplement thereto, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Representation Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Statistical and Market-Related Data. The statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(g)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its internal control over financial reporting, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement and Prospectus, the Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(h)    This Agreement. This Agreement has been duly authorized, executed and delivered by, and is a binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)    Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares that have not been waived or complied with.

(j)    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, except for the transfer of Common Shares to the Company to satisfy any payment or withholding obligations in connection with the vesting, exercise or settlement of any equity awards under the Company’s stock-based plans.

(l)    Independent Accountant. Ernst & Young LLP, who has audited certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(m)    Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus. The financial data set forth in the Prospectus under the captions “Selected Financial Data” and “Capitalization,” if any, fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

(n)    Company’s Accounting System. The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o)    Incorporation and Good Standing of the Company. The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Change.

(p)    Incorporation and Good Standing of the Company’s Subsidiaries. Each subsidiary of the Company (i) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the Prospectus and (ii) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Change.

(q)    Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (other than (i) subsequent issuances, if any, pursuant to stock-based plans described in the Prospectus, (ii) subsequent issuances upon the exercise of outstanding options, warrants or other equity awards or convertible securities described in the Prospectus, (iii) subsequent acquisitions of Common Shares by the Company to satisfy any payment or withholding obligations in connection with the vesting, exercise or settlement of any equity awards under the Company’s stock-based plans, (iv) subsequent issuances pursuant to the Common Stock Purchase Agreement (the “Aspire Agreement”), dated as of February 1, 2018, by and between the Company and Aspire Capital Fund, LLC (“Aspire”) or any subsequent agreement with Aspire or its affiliates or (v) subsequent issuances pursuant to the Investor Rights Agreement, dated as of March 14, 2018, between the Company and HEALIOS K.K. (the “Investor Rights Agreement”); provided, that such subsequent issuances described in clauses (i), (ii), (iv) and (v) above are not in amounts which, if not disclosed, would be material to investors). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (the “Board of Directors”) (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a Common Share, as determined in good faith by the Board of Directors on the effective Grant Date and (v) each such grant was properly accounted for in accordance with U.S. GAAP. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(r)    Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Principal Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing.

(s)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational document, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, any credit agreement, indenture, pledge agreement, security agreement or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness of the Company or any of its subsidiaries ), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Shares: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational document of the Company or any subsidiary, as applicable; (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clauses (ii) and (iii) above, as would not result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, the Exchange Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t)    No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

(u)    Intellectual Property Rights. Except to the extent as described in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company or its subsidiaries owns,

possesses, or can acquire on reasonable terms, all material Intellectual Property necessary for the conduct of the Company’s or any subsidiary’s business as now conducted or as described in the Registration Statement and the Prospectus to be conducted, and there are no unreleased liens or security interests which have been filed against any of the patents owned by the Company or its subsidiaries. Furthermore, except as described in the Registration Statement and the Prospectus and that would not reasonably be expected to result in a Material Adverse Change: (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (ii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company or its subsidiaries, and to the knowledge of the Company, the Intellectual Property exclusively licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (v) to the knowledge of the Company, the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect; (vi) the drug candidates described in the Registration Statement and the Prospectus as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or applications relating to the drug candidate or its intended use owned by, or exclusively licensed to, the Company or its subsidiaries, except as would not result in a Material Adverse Change; and (vii) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(v)    All Necessary Permits, etc. The Company and, as applicable, each of its subsidiaries, holds all material, and is operating in material compliance with, all certificates, registrations, franchises, licenses, permits, clearances, approvals, exemptions, and other authorizations issued by all applicable authorities, including state, federal or foreign regulatory agencies or bodies required for the conduct of its business as currently conducted (collectively,

“Permits”), and all such Permits are in full force and effect; the Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; to the Company’s knowledge, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from any governmental authority relating to the Company and its subsidiaries, their business and the products of the Company, when submitted to such governmental authority, were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to such governmental authority.

(w)    Regulatory Permits. The Company and, as applicable, each of its subsidiaries, holds all material, and is operating in material compliance with, such permits, licenses, franchises, registrations, exemptions, approvals, authorizations and clearances of the United States Food and Drug Administration (the “FDA”) and other governmental authorities required for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”), and all such Regulatory Permits are in full force and effect. The Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the Regulatory Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Regulatory Permit. To the Company’s knowledge, all applications, submissions, and other material information submitted by the Company in connection with any requests for a Regulatory Permit from the FDA or other governmental authority relating to the Company and its subsidiaries, their business and the products of the Company and its subsidiaries, when submitted to the FDA or other governmental authority, were true, complete and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other governmental authority.

(x)    Title to Properties. The Company and its subsidiaries have good and marketable title to all real property owned by them and have good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y)    Tax Law Compliance. Except as (i) described in the Registration Statement and the Prospectus or (ii) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Change: (A) the Company and each of its subsidiaries have filed all U.S. federal, state, local and foreign income tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, other than taxes that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with U.S. GAAP; and (B) there is no deficiency that has been asserted in writing against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with U.S. GAAP.

(z)    Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Change.

(bb)    No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Agent may engage in passive market making transactions in the Shares on the Principal Market in accordance with Regulation M. The Common Shares are “actively-traded securities” (as defined in Regulation M).

(cc)    Related Party Transactions. Except as disclosed in the Prospectus, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Securities Act and any such related party transactions described therein are accurately described in all material respects.

(dd)    FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110, 5190 and 5121 is true, complete and correct in all material respects. The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Rule 5110(b)(7)(C)(i). Neither the Company nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with any member firm of FINRA.

(ee)    No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.

(ff)    Compliance with Environmental Laws. Except as described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that would reasonably be expected to trigger the need for investigation or remediation pursuant to any Environmental Laws, has received written notice of actual or potential liability for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Change; and the Company has not received notice of any pending investigation which would reasonably be expected to lead to such a claim. Except as described in the Prospectus, neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(gg)    ERISA Compliance. Except (i) as set forth or described in the Prospectus or (ii) as would not have, individually or in the aggregate, a Material Adverse Change, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment of employees by any of the Company or any of its subsidiaries; or (C) any breach of any contractual obligation, or any violation of law, with respect to the employment of employees by the Company or any of its subsidiaries. Except (i) as set forth or described in the Prospectus or (ii) as would not have, individually or in the aggregate, a Material Adverse Change, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA with respect to a Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability. Each Plan has been maintained, operated and administered at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party with respect to a Plan is pending or, to the knowledge of the Company, threatened.

(hh)    Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ii)    No Outstanding Loans or Other Extensions of Credit. Since Section 13(k) of the Exchange Act became applicable to the Company, neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary, except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(jj)    Compliance with Laws. Except as otherwise disclosed in the Prospectus, to the Company’s knowledge, the Company and each of its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except for such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each of its subsidiaries, its directors, officers, employees, and, to the Company’s knowledge, agents (while acting in such capacity) are, and since January 1, 2014 have been, in material compliance with, all healthcare laws applicable to the Company and each of its subsidiaries, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the federal Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil monetary penalties laws (42 U.S.C. § 1320a-7a), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Controlled Substances Act (21 U.S.C. §§ 801 et seq.), the Public Health Services Act, the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), each as amended, the regulations promulgated pursuant to such laws, and any other state or federal law or regulation which imposes requirements on the manufacturing, development, testing, labeling, marketing or distribution of pharmaceutical products, kickbacks, the hiring of employees or acquisition of services or supplies from those who have been excluded from government healthcare programs, quality, safety, privacy, security, licensure, or any other aspect of providing healthcare or pharmaceutical services (collectively, “Healthcare Laws”), and, to the knowledge of Company, have not engaged in activities which are, as applicable, prohibited or cause for civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other state or federal healthcare program. The Company has not received any written notification, correspondence or any other written communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any court, arbitrator, third-party, or governmental or regulatory authority, including, without limitation, the FDA, the United States Drug Enforcement Administration, the Centers for Medicare and Medicaid Services, or the U.S. Department of Health and Human Services Office of Inspector General, of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Healthcare Laws, and to the knowledge of the Company, no such Action is threatened.

(kk)    Dividend Restrictions. Except as disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ll)    Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA and the Company, its subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)    Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable federal, state, international, foreign or other laws, regulations or government guidance regarding financial record-keeping and reporting requirements, including, without limitation, 18 U.S.C. §§ 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)    OFAC. (i) Neither the Company nor any of its subsidiaries, nor any of their directors, officers or employees, nor, to the Company’s knowledge, any agent, Affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Syria or the Crimean region of Ukraine); (ii) neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) for the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions.

(oo)    Clinical Studies. The clinical and pre-clinical studies and tests conducted by or on behalf of or sponsored by the Company or any of its subsidiaries, were, and if still pending, are, being conducted in all material respects in accordance with all applicable Healthcare Laws, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312. Any descriptions of clinical, pre-clinical and other studies and tests, including any related results and regulatory status, contained in the Registration Statement or the Prospectus are accurate and complete in all material respects. Except as disclosed in the Prospectus and to the Company’s knowledge, there are no studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement or the Prospectus. No investigational new drug application filed by or on behalf of the Company or any of its subsidiaries with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the Company’s knowledge, threatened to initiate, any action to place a material clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing material clinical investigation conducted or proposed to be conducted by or on behalf of the Company or any of its subsidiaries.

(pp)    No Debarment. None of the Company, any of its subsidiaries or any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. state or federal healthcare program or human clinical research. None of the Company, any of its subsidiaries or, to the Company’s knowledge, any of their respective employees, officers or directors is subject to a governmental inquiry, claim, investigation, proceeding, or other any other Action that could reasonably be expected to result in debarment, suspension, or exclusion.

(qq)    Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(rr)    Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by the Agent in the United States or any political subdivision or taxing authority thereof or therein in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares.

(ss)    Cybersecurity. (i) Except as may be included or incorporated by reference in the Registration Statement and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (ii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected, in the case of this clause (ii), individually or in the aggregate, to result in a Material Adverse Change; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. ISSUANCE AND SALE OF COMMON SHARES

(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.

(b)    Mechanics of Issuances.

(i)     Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e-mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii)     Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii)     Method of Offer and Sale. The Shares may be offered and sold: (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(iv)     Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v)     Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent’s or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.

The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi)     Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable e-mail), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that: (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by Section 3(b)(v), and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii)     No Guarantee of Placement, Etc. The Company acknowledges and agrees that: (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

(viii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)    Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.

(d)    Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and of the Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed $50,000.

Section 4. ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)    Exchange Act Compliance. During the Agency Period, the Company shall: (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).

(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement, any amendment or supplement to the Prospectus, or any Free Writing Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(c)    Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of the Agent or counsel for the Agent, it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Sections 4(d) and 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law, including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(d) and 4(f).

(d)    Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement, but excluding any supplement relating to an offering of securities other than the Shares) or the Prospectus (excluding any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, which consent shall not be unreasonably withheld, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e)    Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).

(f)    Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Free Writing Prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed Free Writing Prospectus or any amendment or supplement thereto without the Agent’s consent, which consent shall not be unreasonably withheld. The Company shall furnish to the Agent, without charge, as many copies of any Free Writing Prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event, if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such Free Writing Prospectus to eliminate or correct such conflict or so that the statements in such Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such Free Writing Prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Free Writing Prospectus and the Company shall not file, use or refer to any such amended or supplemented Free Writing Prospectus without the Agent’s consent, which consent shall not be unreasonably withheld.

(g)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission, pursuant to Rule 433(d) under the Securities Act, a Free Writing Prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.

(h)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto (excluding any amendment through incorporation by reference of any report filed under the Exchange Act and any supplement relating to an offering of securities other than the Shares), and with copies of the Prospectus and each amendment or supplement thereto (excluding any amendment or supplement through incorporation by reference of any report filed under the Exchange Act) in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)    Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Agent, to comply with such laws and to continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof.

(j)    Earnings Statement. As soon as reasonably practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k)    Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on the Principal Market.

(l)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(m)    Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.

(n)    Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(o)    Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice and, during the term of this Agreement, after the date of the first Issuance Notice, upon:

(i)     the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(ii)     the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or

(iii)     the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of the Shares of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (iii) above, only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (i) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (ii) that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (iii) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.

(p)    Legal Opinions.

(i)     Opinion of Counsel for Company. On or prior to the date of the first Issuance Notice and within three (3) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a written legal opinion and negative assurances letter of Jones Day, counsel to the Company, dated the date of delivery, in form and substance reasonably satisfactory to Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish no more than one opinion hereunder per calendar quarter. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).

(ii)     Opinion of Counsel for Agent. On or prior to the date of the first Issuance Notice and within three (3) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter of Latham & Watkins LLP, counsel to the Agent, dated the date of delivery, in form and substance reasonably satisfactory to Agent, substantially similar to the form previously provided to the Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Agent’s counsel shall be required to furnish no more than one negative assurances letter hereunder per calendar quarter.

(q)     Comfort Letter. On or prior to the date of the first Issuance Notice and within three (3) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Ernst & Young LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange

Act and incorporated or deemed to be incorporated by reference into the Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter.

(r)    Secretary’s Certificate. On or prior to the date of the first Issuance Notice and within three (3) Trading Days of each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(s)    Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t)    Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u)    Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its Affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.

(v)    Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third (3rd) Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third (3rd) Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the sixtieth (60th) day immediately following the termination of this Agreement; provided, however, that such restriction will not be required in connection with the Company’s (i) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under the rules of the Principal Market or other compensation plan of the Company or its subsidiaries, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations, joint ventures, strategic alliances and other business transactions (including, without limitation, collaborations or arrangements involving research and/or development activities) occurring after the date of this Agreement which are not used for capital raising purposes; provided that the aggregate number of Common Shares issued or sold under this subsection (iii) shall not exceed 5% of the number of Common Shares outstanding immediately prior to giving effect to such sale of issuance, (iv) modification of any outstanding options, warrants or any rights to purchase or acquire Common Shares and (v) issuance or sale of Common Shares pursuant to the Investor Rights Agreement. Notwithstanding the foregoing, nothing contained herein shall prevent the Company from entering into a replacement of the Aspire Agreement with Aspire or its affiliates following the termination of the Aspire Agreement; provided, for the avoidance of doubt, that the Company shall be subject to the same obligations under this Section 4(v) with respect to sales or dispositions of Common Shares under such replacement agreement as it is under with respect to the Aspire Agreement.

(w)    Regulation M. In the event the Common Shares cease to be “actively-traded securities” (as defined in Regulation M), the Company will notify the Agent of such change as soon as reasonably practicable.

Section 5. CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

(a)    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance, of each of the following conditions:

(i)    Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(p), Section 4(q) and Section 4(r).

(ii)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii)    Material Adverse Changes. Except as disclosed in the Prospectus and any Free Writing Prospectus: (A) in the reasonable judgment of the Agent, there shall not have occurred any Material Adverse Change; and (B) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv)    No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (A) and (B) below) any of the following: (A) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (B) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (C) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(b)    Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or principal financial officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

(c)    No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Times of Sales Information, or any

amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

Section 6. INDEMNIFICATION AND CONTRIBUTION

(a)    Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agent through its bad faith or willful misconduct, and to reimburse the Agent and each such officer, employee and controlling person for any and all documented expenses (including the reasonable fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information set forth in the seventh paragraph under the caption “Plan of Distribution” in the Prospectus. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 except to the extent it is prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Agent (in the case of counsel for the indemnified parties referred to in Section 6(a) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(c)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(d)    Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(b), any reasonable and documented legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(b) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(b) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).

Notwithstanding the provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each officer and employee of the Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7. TERMINATION & SURVIVAL

(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.

(b)    Termination; Survival Following Termination.

(i)     Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii)     In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8. MISCELLANEOUS

(a)    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a current report on Form 8-K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto.

No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules and except for the disclosure required pursuant to Section 4(a) of this Agreement in the Company’s quarterly reports on Form 10-Q or annual reports on Form 10-K. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.

(b)    No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(c)    Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and, as such, the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full-service securities firm and, as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Facsimile:

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Facsimile: (858) 523-5450

Attention: Michael Sullivan

If to the Company:

Athersys, Inc.

3201 Carnegie Avenue

Cleveland, OH 44115

Facsimile: (216) 361-9495

Attention: President and Chief Operating Officer

with a copy (which shall not constitute notice) to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Facsimile: (216) 579-0212

Attention: Michael J. Solecki

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.

(f)    Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(g)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York, in each case, located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. This Agreement may not be amended or modified unless in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,

ATHERSYS, INC.

By:	/s/ William O. Lehmann, Jr.
Name:	William O. Lehmann, Jr.
Title:	President and Chief Operating Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York, as of the date first above written.

JEFFERIES LLC

By:	/s/ Donald Lynaugh
Name:	Donald Lynaugh
Title:	Managing Director, ATM Desk

EXHIBIT A

ISSUANCE NOTICE

[Date]

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attn: [                    ]

Reference is made to the Open Market Sale Agreement between Athersys, Inc. (the “Company”) and Jefferies LLC (the “Agent”) dated as of                  , 2019. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)):

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $              per share

Comments:

By:
Name:
Title:

A-1

Schedule A

Notice Parties

The Company

BJ Lehmann, President and Chief Operating Officer

Laura Campbell, Senior Vice President of Finance

The Agent

Jack Fabbri (jfabbri@jefferies.com)

Donald Lynaugh (dlynaugh@jefferies.com)

Michael Magarro (mmagarro@jefferies.com)